Exhibit 10.1

FORM OF

RESOLUTE ENERGY CORPORATION

STOCK OPTION AGREEMENT

(Incentive Stock Option)

(Executive Officers)

This Stock Option Agreement (Incentive (this “Agreement”) between RESOLUTE ENERGY CORPORATION (the “Corporation”) and ____________ (“Participant”) is dated as of February 18, 2016 (the “Date of Grant”).

RECITALS

A.The Corporation has adopted the Resolute Energy Corporation 2009 Performance Incentive Plan, as amended (the “Plan”);

B.The Plan provides for the granting of incentive awards to eligible persons as determined by the Administrator; and

C.The Administrator has determined that Participant is a person eligible to receive an incentive stock option award under the Plan and has determined that it would be in the best interests of the Corporation to grant the award provided for herein.

AGREEMENT

1.Grant of Option.

(a)Grant.  The Corporation hereby grants to Participant a stock option to purchase [______] shares of the Corporation’s common stock (the “Common Stock”) at an exercise price of $___ per share, which exercise price is 110% of the Fair Market Value on the Date of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan and this Agreement (the “Option”).  The Option is intended to be an incentive stock option within the meaning of Section 422 of the Code and accordingly the Exercise Price is intended to be no less than the Fair Market Value of the Common Stock on the Date of Grant.  The Option is effective as of the Date of Grant.

(b)Plan Incorporated.  Participant acknowledges receipt of a copy of the Plan, and agrees that, except as contemplated by Section 15 below, this Option shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement.  Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan.

2.Vesting; Exercisability.  Unless sooner vested in accordance with this Agreement, the Option shall vest and become exercisable in installments in accordance with the following schedule, provided Participant remains continuously employed by or providing services to the Corporation from the Date of Grant through the vesting dates indicated below (each a “Vesting Date”):

Vesting Date	Portion of Option Vesting on the Applicable Vesting Date
March 8, 2017
March 8, 2018
March 8, 2019

Vesting shall be cumulative, so that once any portion of the Option becomes vested and exercisable, it shall continue to be vested and exercisable in whole or in part, as elected by Participant from time to time, until the Option expires in accordance with Sections 4 or 5 below, as applicable.  If the Participant is employed by a Subsidiary of the Corporation, any references in this Agreement to employment with the Corporation shall instead be deemed to refer to employment with such Subsidiary.

3.Exercise of Option.

(a)Procedure for Exercise.  If electing to exercise this Option as to all or a part of the shares covered by this Option, Participant shall give written notice to the Corporation of such election and of the number of shares he or she has elected to purchase, in such form as the Administrator shall have prescribed or approved, and shall, at the time of exercise, tender the full purchase price for shares and make arrangements satisfactory to the Administrator with respect to any withholding taxes required to be paid in connection with such exercise.  Participant may pay the purchase price using any of the following methods, or a combination thereof:

(i)	by certified or official bank check payable to the Corporation (or the equivalent thereof acceptable to the Administrator);

(ii)

as permitted by the Administrator, by delivery of previously-acquired shares of Common Stock owned by Participant having a Fair Market Value (determined as of the Option exercise date) equal to the portion of the exercise price being paid thereby;

(iii)	as permitted by the Administrator, on a net-settlement basis with the Corporation withholding the amount of Common Stock sufficient to cover the exercise price and tax withholding obligation; and/or

(iv)

as permitted by the Administrator, by delivery to the Corporation of a written assignment of a sufficient amount of the proceeds from the sale of Common Stock to be acquired pursuant to the exercise of the Option to pay for all of the Common Stock to be acquired pursuant to the Option (along with applicable tax withholdings) and an authorization to the broker or selling agent to pay that amount to the Corporation and to effect such sale at the time of exercise.

(b)Issuance of Shares.  Upon exercise of the Option, the Corporation shall transfer the purchased shares to Participant electronically, or, if so requested by Participant, by delivering a properly executed stock certificate for the shares in his name.

4.Expiration of Option.  The Option shall expire at 11:59 P.M. E.T. on February 17, 2026 (the “Expiration Date”), or, if earlier, following termination of Participant’s employment as provided in Section 5.

5.Termination of Employment.

(a)Termination for Cause. Upon termination of Participant’s employment or service with the Corporation and its Subsidiaries by the Corporation or its Subsidiaries for “cause,” any portion of this Option that is outstanding as of the date of such termination of employment or service (whether vested and exercisable or not) shall terminate upon the date of such termination of employment or service.  The term “cause” shall have the meaning ascribed to such term in the Participant’s employment contract, or if none, “cause” shall be determined in good faith by the Administrator.

(b)Termination upon Death or Disability. Upon termination of Participant’s employment or service with the Corporation and its Subsidiaries as a result of death or Disability (as defined below), any portion of the Option that is outstanding as of the date of termination of employment or service shall become vested and exercisable in full (if not already vested and exercisable in full) and shall remain exercisable for a period of one (1) year from the date of termination of employment or service, and shall terminate thereafter.  “Disability” for purposes of this Agreement, shall mean[: (A) if the Participant’s employment with the Corporation is subject to the terms of an employment agreement between the Participant and the Corporation, which employment agreement includes a definition of “Disability,” the term “Disability” as used in this Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and (B) in the absence of such an agreement,] that Participant is unable to perform the essential positions of his or her position with the Corporation (without reasonable accommodation) for a consecutive period of 180 days by reason of any medically determinable physical or mental impairment.

(c)      Termination other than for Cause, Death or Disability.  Upon termination of Participant’s employment or service with the Corporation and its Subsidiaries for any reason not set forth in subsections (a) or (b), the portion of this Option that is outstanding and vested and exercisable as of the date of termination of employment or service shall remain exercisable for a period of ninety (90) days from the date of termination of employment or service and shall terminate thereafter. Any portion of this Option which is not vested and exercisable as of the date of such termination of employment or service shall terminate upon the date of such termination of employment or service.

(d)Death Following Termination of Employment. In the event Participant dies after terminating employment or service but prior to the expiration of the applicable post-termination exercise period described in subsection (b) or (c) above, then Participant’s beneficiary(ies) designated pursuant to Section 9 below shall be entitled to exercise the then-outstanding portion of the Option for a period of one (1) year following the date of death.

(e)[FOR CEO, PRESIDENT AND CFO ONLY] Qualifying Retirement.  Notwithstanding the retirement of the Participant, any portion of this Option that remains unvested as of such retirement date shall not terminate, but shall continue to vest and shall remain outstanding as if the Participant continued to be employed by the Corporation, unless the Administrator reasonably determines that the retirement was not a Qualifying Retirement.  The Participant hereby acknowledges that the Option will cease to be an incentive stock option if not exercised within three months following the Participant’s retirement.  “Qualifying Retirement” means retirement by the Participant after the Participant has (1) attained the age of 65, (2) completed at least five years of employment with the Corporation or its predecessor entities, and (3) remains in compliance with the terms of any non-compete agreement between the Corporation and the Participant in place at the time of Participant’s retirement.  In the event that subsequent to the date of the Participant’s retirement, he breaches the terms of any such non-compete agreement and fails to cure such breach within 60 days following written notice, then any portion of this Option that remains outstanding at such time shall be forfeited as of the end of such cure period.  The Participant agrees that he shall give the Corporation a minimum of six months advanced written notice of any retirement, except where circumstances do not permit such notice in which case Participant shall give the maximum amount of advanced notice reasonably practicable.

(f)No Extension Beyond Expiration Date. Notwithstanding anything above to the contrary, neither Participant nor any person claiming under or through Participant shall be permitted to exercise any portion of the Option after the Expiration Date.

6.Change of Control Event. The provisions of Section 7.3 of the Plan shall apply upon the occurrence of a Change in Control Event.

7.Tax Withholding Obligations.  The Corporation’s obligation to issue Common Stock pursuant to the exercise of this Option shall be subject to the requirement that Participant make appropriate arrangements with the Corporation to provide for payment of all applicable tax withholdings.  Participant may elect to satisfy such tax withholdings obligations through one or a combination of the following: (A) to pay such withholdings to the Corporation in cash, (B) to have such withholdings deducted from his or her regular pay, or (C) if permitted by the Administrator, to have the Corporation withhold from shares otherwise issuable to Participant, shares having an aggregate Fair Market Value equal to the minimum amount required to be withheld or such lesser amount as may be elected by Participant; provided however, that the amount of stock so withheld shall not result in an accounting charge to the Corporation.  All fractional shares shall be settled in cash.  All elections shall be subject to the approval or disapproval of the Administrator.  The value of shares withheld shall be based on the Fair Market Value of the stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).  Any election to have shares withheld for this purpose will be subject to the following restrictions:

(i)	All elections must be made prior to the Tax Date;

(ii)	All elections shall be irrevocable; and

(iii)

If Participant is an officer or director of the Corporation within the meaning of Section 16 of the Exchange Act (“Section 16”), Participant must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of stock to satisfy such tax withholding obligation.

8.Transferability. Except as set forth below, this Option may not be transferred except by will or pursuant to the laws of descent and distribution and shall be exercisable during Participant’ life only by the Participant, or in the event of Disability or incapacity, by Participant’s guardian or legal representative.

9.Beneficiaries.  Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives Participant, upon his death this Option may be exercised only by the executor or administrator of his or her estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of this Option by will or the laws of descent and distribution shall be effective to bind the Corporation unless the Administrator shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Administrator may deem necessary to establish the validity of the transfer and an agreement by the transferee to comply with all the terms and conditions of the Agreement that are or would have been applicable to Participant and to be bound by the acknowledgments made by Participant in connection with the grant of this Option.

10.No Rights as Stockholder Prior to Exercise. Neither Participant nor his transferee shall have rights as a stockholder with respect to any shares covered by this Option until the date the shares are transferred electronically or the stock certificate is issued evidencing ownership of the shares. Except as otherwise provided in the Plan, no adjustments shall be made for dividends (ordinary or extraordinary), whether in cash, securities or other property, or distributions or other rights, for which the record date is prior to the date the shares are transferred electronically or the stock certificate is issued.

11.Authority of Administrator.  In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Administrator shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan.  All decisions and actions by the Administrator with respect to this Agreement shall be made in the Administrator’s discretion and shall be final and binding on the Participant.

12.No Right to Continued Employment.  The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the Option is contingent upon his or her continued employment by the Corporation, this Agreement does not constitute an express or implied promise of continued employment or confer upon the Participant any rights with respect to continued employment by the Corporation.  In the event that Participant is on an approved leave of absence, vesting of the award under this Agreement while on leave from the employ of the Corporation may be suspended, at the discretion of the Administrator, until the Participant returns to service.

13.Binding Effect.  This Agreement shall bind Participant and the Corporation and their beneficiaries, survivors, executors, administrators and transferees.

14.Amendment.  The Corporation may modify, amend or waive the terms of this award, prospectively or retroactively, but no such modification, amendment or waiver shall impair the rights of Participant without his or her consent, except as required by applicable law, NYSE or stock exchange rules, tax rules or accounting rules.  Prior to the effectiveness of any modification, amendment or waiver required by tax or accounting rules, the Corporation will provide notice to Participant and the opportunity for Participant to consult with the Corporation regarding such modification, amendment or waiver.  The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

15.Conflicts and Interpretation.  In the event of any conflict between this Agreement and the Plan, this Agreement shall control.  In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Administrator has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

16.Compliance with Securities Laws.

(a)          No Corporation Obligation.  The Corporation shall be under no obligation to effect a registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any other applicable laws. Notwithstanding anything herein to the contrary, the Corporation shall not be obligated to cause to be issued or delivered any shares of Common Stock unless and until the Corporation is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which shares of Common Stock are traded. The Administrator may require, as a condition of the issuance and delivery of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or desirable.

(b)          Transfer of Shares Subject to Compliance with Laws.  The transfer of any shares of Common Stock hereunder shall be effective only at such time as counsel to the Corporation shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which shares of Common Stock are traded. The Administrator may, in its sole discretion, defer the effectiveness of any transfer of shares of Common Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Administrator shall inform Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of this Option,

Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

17.Applicable Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

18.Participant’s Acknowledgments.  The Participant acknowledges that he or she has read this Agreement, has received and read the Plan and the Prospectus captioned Resolute Energy Corporation 2009 Performance Incentive Plan (“Information”), and understands the terms and conditions of this Agreement, the Plan and the Information.

19.Section 409A.  This Option is intended to be exempt from Code Section 409A as an incentive stock option within the meaning of Section 422 of the Code or as an exempt stock right as described in the Treasury Regulations issued under Code Section 409A, and shall be interpreted accordingly.

[Signature Page Follows.]

Exhibit 10.1

IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement (Incentive) as of the date first written above.

RESOLUTE ENERGY CORPORATION

By:
Name: James M. Piccone
Title: President

PARTICIPANT

[ ]